 Exhibit 10.4

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

THIS IRREVOCABLE TRANSFER AGENT INSTRUCTIONS (this “Agreement”), dated as of October 15, 2019, by and among SEEDO CORP., a Delaware corporation (the “Company”), WORLDWIDE STOCK TRANSFER, LLC (the “Transfer Agent”) and YAII PN, LTD., a Cayman Island exempted Company (“Investor”).

WITNESSETH

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and the Investor are executing and delivering a Securities Purchase Agreement dated the date hereof (the “Securities Purchase Agreement”) pursuant to which the Company has agreed to sell and the Investor has agreed to purchase a convertible debenture (the “Debenture”) in the aggregate principal amount of$1,100,000, plus accrued interest, which are convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Conversion Shares”), at the Investors’ discretion;

WHEREAS, pursuant to the Convertible Debenture the Company shall be entitled to make payment of interest outstanding there under in shares of the Company’s common stock (the “Interest Shares”).

WHEREAS, pursuant to the Securities Purchase Agreement the Company may issue to the Investor a warrant to purchase 440,000 shares of the Company’s common stock, par value

$0.0001 per share (the “Warrant” and the “Warrant Shares”), at the Investors’ discretion;

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company, the Investor and the Transfer Agent hereby agree as follows:

1. CONVERSION SHARES, INTEREST SHARES AND WARRANT SHARES.

(a) Instructions Applicable to Transfer Agent. The parties here to acknowledge that the Investor, shall irrevocably be entitled to deliver to the Transfer Agent on behalf of the Company (i) a Conversion Notice (the “Conversion Notice”) in the form attached as Exhibit A to the Debenture, or in the event that the Warrant is issued (ii) an Exercise Notice (the “Exercise Notice”) in the form attached as Exhibit A to the Warrant. Upon the Transfer Agent’s receipt of a properly completed and duly executed Conversion Notice and/or Exercise Notice the Transfer Agent shall without the confirmation or instructions from the Company and within 3 Trading Days thereafter (i) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice and/or Exercise Notice, a certificate, registered in the name of the Investor or its designees, for the number of shares of Common Stock to which the Investor shall be entitled as set forth in the Conversion Notice and/or Exercise Notice or (ii) provided the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Investor, credit such aggregate number of shares of Common Stock to which the Investor shall be entitled to the Investor’s or its designees’ balance account with DTC through its Deposit Withdrawal At Custodian (“DWAC”) system provided the Investor causes its bank or broker to initiate the DWAC transaction. For purposes hereof “Trading Day” shall mean any day on which the Nasdaq Market is open for customary trading.

(b) No Restrictive Legends. The certificates representing the Conversion Shares, the Interest Shares and/or the Warrant Shares shall not bear any legend restricting transfer and should not be subject to any stop-transfer restrictions and shall otherwise be freely transferable on the books and records of the Company; provided that counsel to the Company delivers (i) a notice of effectiveness provided that the Conversion Shares, the Interest Shares and/or the Warrant Shares are registered pursuant to an effective registration statement and (ii) an opinion of counsel in the form customary to such opinions of counsel acceptable to the Transfer Agent.

(c) Restrictive Legends. In the event that the Conversion Shares, the Interest Shares and/or the Warrant Shares are not registered for sale under the Securities Act of 1933, as amended, and the certificates for the Conversion Shares, the Interest Shares and/or the Warrant Shares shall bear the following legend, or its equivalent:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

(d) Removal of Restrictive Legends. In the event that the Investor, submits to the Transfer Agent the Conversion Shares, the Interest Shares and/or the Warrant Shares for the removal of the restrictive legends whether in connection with a sale of such shares pursuant to any exemption to the registration requirements the Securities Act of 1933, as amended, or otherwise the Transfer Agents shall without the confirmation or instructions from the Company and within three 3 Trading Days of receipt of all required documentation from the Investor, its agent or counsel, (i) issue and surrender to a common carrier for overnight delivery to the address as specified by the Investor, a certificate, registered in the name of the Investor for the number of shares of Common Stock to which the Investor shall be entitled as set forth pursuant to their submission or (ii) provided the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Investor, credit such aggregate number of shares of Common Stock to which the Investor shall be entitled to the Investor’s or their designees’ balance account with DTC through its Deposit Withdrawal At Custodian (“DWAC”) system provided the Investor causes its bank or broker to initiate the DWAC transaction. For purposes hereof “Trading Day” shall mean any day on which the Nasdaq Market is open for customary trading.

(e) Opinions of Counsel. In the event that the Investor submits to the Transfer Agent the Conversion Shares, the Interest Shares and/or the Warrant Shares for the removal of the restrictive legends whether in connection with a sale of such shares pursuant to any exemption to the registration requirements the Securities Act of 1933, as amended, or otherwise and the Company and or its counsels refuses or fails for any reason to render an opinion of counsel required for the removal of the restrictive legends the Company hereby represents and warrants that the Investor is hereby irrevocably and expressly authorized to have counsel to the Investor to render any and all opinions which may be required and relied upon by the Transfer Agent.

In the event the Investor submits an opinion of counsel as contemplated in the preceding paragraph the Transfer Agent hereby acknowledges it will rely on and accept such opinion of counsel and all documentation submitted in connection therewith, without the confirmation or instructions from the Company, and issue such Conversion Shares and/or Interest Shares without restrictive legends as instructed by the Investor as per Section 1(d) herein.

2. RESERVATION OF SHARES OF THE COMPANY.

(a) The Transfer Agent shall initially reserve for issuance to the Investor a minimum of 4,209,183 Conversion Shares and Interest Shares for the Issuance to the Investor and 440,000 Warrant Shares for issuance to the Investor (the “Initial Share Reserve”). Under no circumstances shall such number of shares reserved herein be deemed to be a cap on the number of Conversion Shares and Interest Shares to be issued to the Investor under the Convertible Debentures and the Warrant Shares to be issued under the Warrant.

(b) During the time period the Convertible Debenture is outstanding if the Initial Share Reserve or any subsequent share reserve thereafter is less than 3 times the amount outstanding under the Convertible Debenture based on the volume weighted average price of the Company’s Common Stock as quoted by Bloomberg, LP, the Investor shall be entitled to request the Transfer Agent increase the Initial Share Reserve or any subsequent share reserve (the “Subsequent Share Reserve”).

All such shares shall remain in reserve with the Transfer Agent until the Investor provides the Transfer Agent instructions that the shares or any part of them shall be taken out of reserve and shall no longer be subject to the terms of these instructions.

(c) The Company and the Transfer Agent acknowledge that as of the date hereof no share reserve exists or will exist so long as the Convertible Debentures are outstanding

3. AUTHORIZED AGENT OF THE COMPANY.

(a) The Company hereby irrevocably appoints the Investor as a duly authorized agent of the Company for the purposes of authorizing the Transfer Agent to process issuances and transfers specifically contemplated herein.

(b) The Transfer Agent shall accept and rely exclusively on the Conversion Notice or Exercise Notice submitted by the Investor and shall not seek confirmation and/or instructions from the Company to process the Conversion Notice, the Exercise Notice or the issuance thereto without restrictive legends.

(c) The Transfer Agent shall accept and rely exclusively on the opinions of counsel and other documentation submitted by the Investor for the removal of the restrictive legends as contemplated hereunder and shall not seek confirmation and/or instructions from the Company to process such submission by the Investor.

(d) The Transfer Agent shall have no liability for relying on such instructions. Any Conversion Notice, Exercise Notice or request for removal of restrictive legends and such supporting documentation delivered hereunder shall constitute an irrevocable instruction to the Transfer Agent to process such notice or notices in accordance with the terms thereof. Such notice or notices may be transmitted to the Transfer Agent by facsimile or any commercially reasonable method.

(e) The Company hereby confirms to the Transfer Agent and the Investor that it can NOT and will NOT give instructions, other than as contemplated herein to Transfer Agent with regard to the issuances contemplated herein.

(f) In the event that the Company provides instructions contrary to this Agreement to the Transfer Agent, including but not limited to stop orders, the Transfer Agent will disregard any contrary instructions, including but not limited to stop orders, submitted by or on behalf of the Company and act according to such instructions provided by the Investor and according the time requirements set forth herein.

(g) The Company and the Transfer Agent hereby acknowledge and confirm that complying with the terms of this Agreement does not and shall not prohibit the Transfer Agent from satisfying any and all fiduciary responsibilities and duties it may owe to the Company.

(h) The Transfer Agent, upon request of the Investor and without instruction or confirmation by the Company, will provide to the Investor the total number of authorized shares of the Company’s Common Stock as well as the current outstanding shares of the Company’s Common Stock as of the date of the request.

4. REPLACEMENT OF TRANSFER AGENT. The Company hereby agrees that it shall not replace the Transfer Agent as the Company’s transfer agent without prior written notice to the Investor.

5. CONTINUATION OF SERVICES. Notwithstanding the fee’s incurred by the Investor for issuances hereunder, in the event that the Transfer Agent is unable to provide services hereunder due to either outstanding balances owed by the Company and/or the Transfer Agent is unable to locate the Company or Company Counsel the Transfer Agent shall be authorized to continue its duties under this Irrevocable Transfer Agent Instructions provided that it is given (i) payment by the Investor for each conversion or issuance effectuated hereunder, and (ii) a new opinion from Investor’ counsel as to the issuance of shares as contemplated hereunder.

6. MISCELEANEOUS.

(a) The Company and the Transfer Agent acknowledge that the Investor is relying on the representations and covenants made by the Company and the Transfer Agent hereunder and are a material inducement to the Investor purchasing convertible debentures under the Securities Purchase Agreement. The Company and the Transfer Agent further acknowledge that without such representations and covenants of the Company and the Transfer Agent made hereunder, the Investor would not purchase the Convertible Debenture.

(b) Each party hereto specifically acknowledges and agrees that in the event of a breach or threatened breach by a party hereto of any provision hereof, the Investor will be irreparably damaged and that damages at law would be an inadequate remedy if these Irrevocable Transfer Agent Instructions were not specifically enforced. Therefore, in the event of a breach or threatened breach by a party hereto, including, without limitation, the attempted termination of the agency relationship created by this instrument, the Investor shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of these Irrevocable Transfer Agent Instructions.

(c) Each party hereto specifically acknowledges and agrees that in any action to enforce this Agreement or any right hereunder the prevailing party will be entitled to recover its reasonable attorney’s fees and expenses from the other party or parties.

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IN WITNESS WHEREOF, the parties have caused this letter agreement regarding Irrevocable Transfer Agent Instructions to be duly executed and delivered as of the date first written above.

COMPANY:

SEEDO CORP.

By:
Name:	Zohar Levy
Title:	Chief Executive Officer

INVESTOR:

YAII PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ David Gonzalez
Name:	David Gonzalez
Title:	Member & General Council

TRANSFER AGENT:

WORLDWIDE STOCK TRANSFER, LLC

By:
Name:
Title: